UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 26, 2008

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121-1975
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

On February 16, 2007, Illumina, Inc. (the "Company") issued $400,000,000 principal amount of its 0.625% Convertible Senior Notes due 2014 (the "Notes") pursuant to an Indenture, dated as of February 16, 2007, between the Company and The Bank of New York, as trustee (the "Indenture"). Prior to November 15, 2013, the Notes are convertible into cash and, if applicable, shares of the Company’s common stock, as described below, only if certain conditions are satisfied. Under one of these conditions, the Notes will become convertible during a calendar quarter if the last reported sale price of the Company’s common stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding calendar quarter exceeds 130% of the conversion price of the Notes in effect on that last trading day. The Company has determined that the requirements of this condition have been satisfied, and, accordingly, the Notes will become convertible beginning April 1, 2008 through, and including, June 30, 2008.

Generally upon conversion of a Note, the Company will pay the conversion value of the Note in cash, up to the principal amount of the Note. Any excess of the conversion value over the principal amount is payable in shares of the Company’s common stock. More specifically, the consideration due per $1,000 principal amount of a Note being converted is equal to the sum of the "daily settlement amounts" for each "VWAP trading day" during the "observation period" applicable to such Note, as described below. The observation period of a Note tendered for conversion is determined as follows:

 if the conversion date of the Note is on or after the 25th scheduled trading day prior to the maturity date of the Notes, then the observation period is the 20 consecutive "VWAP trading days" (as described below) that begin on, and include, the 22nd scheduled trading day prior to the maturity date (or if such day is not a VWAP trading day, the next succeeding VWAP trading day); and

 in all other instances, the observation period is the 20 consecutive VWAP trading days that begin on, and include, the third VWAP trading day after the conversion date of the Note.

"VWAP trading day" generally means a day during which (i) trading in the Company’s common stock generally occurs on the principal U.S. national or regional securities exchange or market on which the Company’s common stock is listed or admitted for trading and (ii) there is no "VWAP market disruption event" (as described below). If the Company’s common stock is not so listed or traded, then "VWAP trading day" generally means a business day.

"VWAP market disruption event" generally means (i) a failure by the principal U.S. national or regional securities exchange or market on which the Company’s common stock is listed or admitted to trading to open for trading during its regular trading session or (ii) the occurrence or existence prior to 1:00 p.m. on any scheduled trading day for the Company’s common stock for an aggregate one half-hour period of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the stock exchange or otherwise) in the Company’s common stock or in any options contracts or futures contracts relating to the Company’s common stock.

The "daily settlement amount" for each of the 20 VWAP trading days during the observation period consists of:

 cash equal to the lesser of (i) $50 and (ii) the "daily conversion value" (as described below) for such VWAP trading day; and

 if such daily conversion value exceeds $50, a number of shares equal to (i) the difference between such daily conversion value and $50, divided by (ii) the "daily VWAP" (as described below) of the Company’s common stock for such VWAP trading day.

The "daily conversion value" generally means, for each VWAP trading day during the observation period, 1/20th of the product of (i) the conversion rate of the Notes in effect on such VWAP trading day and (ii) the daily VWAP of the Company’s common stock on such VWAP trading day.

The "daily VWAP" for the Company’s common stock means, for each VWAP trading day during the observation period, the per share volume-weighted average price as displayed under the heading "Bloomberg VWAP" on Bloomberg page ILMN.Q _equity_ AQR (or any equivalent successor page) in respect of the period from the scheduled open of trading on the principal trading market for the Company’s common stock to the scheduled close of trading on such market on such VWAP trading day, or if such volume-weighted average price is unavailable, the market value of one share of the Company’s common stock on such VWAP trading day using a volume-weighted method as determined by a nationally recognized independent investment banking firm retained for this purpose by the Company.

Except in certain circumstances, the Company must deliver the consideration due upon conversion on the third VWAP trading day immediately following the last day of the related observation period. The current conversion rate of the Notes is 22.9029 shares of common stock per $1,000 principal amount of Notes, which is equivalent to a conversion price of approximately $43.66 per share of common stock. Based on the closing price per share of the Company’s common stock on March 26th, 2008, if any Note is converted, the Company would have to pay the entire principal amount of that Note in cash and would also have to deliver shares of its common stock to satisfy its conversion obligation. However, based on current trading prices of the Notes, the Company does not currently expect any Notes to be converted during the second quarter of 2008, so long as they continue to trade at above their conversion value. However, holders of the Notes may nonetheless convert their Notes during this period, and if any Notes are converted, the Company may not have sufficient funds to pay the cash due upon conversion. If the Company’s fails to deliver the consideration that is due upon conversion when required, the Company will be in default under the Indenture.

The above description of the Indenture and related transactions does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is incorporated by reference as Exhibit 4.1 to this current report. The text of such exhibit is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Document Description
4.11 Indenture, dated as of February 16, 2007, between Illumina, Inc. and The Bank of New York, as trustee.

(1) Incorporated by reference to Exhibit 4.1 to Illumina, Inc.’s current report on Form 8-K, filed with the Securities and Exchange Commission on February 16, 2007 (File No. 000-30361).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

March 26, 2008	By:	/s/ Christian O. Henry

Name: Christian O. Henry
Title: Senior Vice President and Chief Financial Officer